                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              CN BIOSCIENCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

LOGO

                                                                  March 31, 1997

Dear Stockholders:

     You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of CN Biosciences, Inc. (the "Company"), which will be held at the offices of E.M. Warburg, Pincus & Co., LLC, 466 Lexington Avenue, New York, New York on Wednesday, April 23, 1997, commencing at 10:00 A.M.

     The enclosed Notice and Proxy Statement contain details concerning the business to come before the Annual Meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" each of the proposals listed in the Notice and Proxy Statement. Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

                                           Sincerely,

                                           Stelios B. Papadopoulos
                                           Chairman of the Board
                                           Chief Executive Officer and President

CN Biosciences, Inc.     -     10394 Pacific Center Court     -    San Diego, Ca
92121           -          Tel 619-450-5500          -          Fax 619-450-5522

                              CN BIOSCIENCES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                 APRIL 23, 1997

                            ------------------------

To the Stockholders of
CN BIOSCIENCES, INC.

     The annual meeting of stockholders (the "Annual Meeting") of CN Biosciences, Inc., a Delaware corporation (the "Company"), will be held at the offices of E.M. Warburg, Pincus & Co., LLC, 466 Lexington Avenue, New York, New York on Wednesday, April 23, 1997, at 10:00 A.M., New York City time, for the following purposes:

     1. To elect five directors to the Company's Board of Directors;

     2. To approve an amendment to the Company's Stock Option Plan to increase the number of shares of the Company's Common Stock, par value $.01 per share, reserved for issuance thereunder by 250,000 shares;

     3. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1997; and

     4. To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 25, 1997, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

                                          By order of the Board of Directors,

                                          James G. Stewart
                                          Secretary

March 31, 1997

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING. IN THE EVENT YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                              CN BIOSCIENCES, INC.
                           10394 PACIFIC CENTER COURT
                          SAN DIEGO, CALIFORNIA 92121

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of CN Biosciences, Inc., a Delaware corporation (the "Company"), to be voted at the annual meeting of stockholders of the Company to be held on Wednesday, April 23, 1997, at 10:00 A.M., New York City time, at the offices of E.M. Warburg, Pincus & Co., LLC, 466 Lexington Avenue, New York, New York, and at any adjournment or postponement thereof (the "Annual Meeting"). A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996, this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders on or about March 31, 1997.

     Properly executed proxies received prior to the Annual Meeting, unless revoked, will be voted in accordance with the specified instructions. Regarding the election of directors, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to all other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed proxy card. If no instructions are given with respect to the matters to be acted upon, the persons named in the proxy solicited by the Company's Board of Directors (the "Board of Directors") intend to vote FOR the election of the directors listed below, FOR approval of the amendment to the Company's Amended and Restated 1992 Stock Option Plan (the "Stock Option Plan"), and FOR ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1997. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto by the person or persons holding such proxy as in their judgment is in the best interests of the Company and its stockholders. The Board of Directors does not know of any matters other than as described in the Notice of Annual Meeting that are to come before the Annual Meeting.

     Stockholders may vote by either completing and returning the enclosed proxy card prior to the Annual Meeting, voting in person at the Annual Meeting or submitting a signed proxy card at the Annual Meeting. Stockholders who execute proxies may revoke them at any time before they are voted at the Annual Meeting by written notice to the Secretary of the Company, by submitting a new proxy or by personal ballot at the Annual Meeting.

     The Board of Directors has fixed the close of business on March 25, 1997 as the Record Date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Annual Meeting.

     As of the Record Date, the Company had 5,172,367 shares of Common Stock, par value $.01 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting. The Common Stock is the only outstanding class of voting securities of the Company. Each stockholder is entitled to one vote for each share of Common Stock owned at the close of business on the Record Date.

     The presence in person or by proxy of the holders of a majority of outstanding shares of Common Stock is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. The affirmative vote of a majority of shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for election of directors, approval of the amendment to the Stock Option Plan and ratification of the appointment of Ernst & Young LLP as auditors for the Company. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and shares for which duly executed proxies have been received but with respect to which holders of shares have abstained from voting will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. Broker "non-votes" are only counted for purposes of determining whether a quorum is present and, therefore, will not be included in vote totals and will have no effect on the outcome of the votes on the proposals to be acted upon at the Annual Meeting. Abstentions will be counted as present and entitled to vote, and will have the effect of a negative vote with respect to the proposals to be acted upon at the Annual Meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Amended and Restated By-Laws, the Board of Directors has set the number of directors of the Company at five. Accordingly, five directors are to be elected to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. If the proxy is executed in such a manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the five nominees set forth below. If the proxy indicates that the stockholder wishes to withhold a vote from one or more nominees for directors, such instructions will be followed by the persons named in the proxy. Each of the nominees set forth below has consented to serve as a director if elected at the Annual Meeting. All of the nominees are currently members of the Board of Directors.

     Should any one or more of these nominees become unable to serve for any reason, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy card will vote for the election of such substitute nominee or nominees.

NOMINEES FOR ELECTION AS DIRECTORS

     The respective ages, positions with the Company, business experience during the past five years and directorships in other companies of the nominees for election as directors of the Company are set forth below.

     Joseph P. Landy, 35, has served as a director of the Company since March 1992. Since January 1994, Mr. Landy has been a Managing Director of E.M. Warburg, Pincus & Co., LLC ("EMW LLC") and its predecessor, E.M. Warburg, Pincus & Co., Inc. ("EMW Inc."). Mr. Landy has been employed in various capacities by EMW LLC and EMW Inc. since 1985. Mr. Landy serves on the Board of Directors as a nominee of Warburg. Mr. Landy also serves as a director of Level One Communications, Inc., Nova Corporation and several privately held companies.

     Dr. Richard A. Lerner, 58, has served as a director of the Company since February 1997. Since 1991, Dr. Lerner has been the President of The Scripps Research Institute. From 1986 to 1991, Dr. Lerner was Director of the Research Institute of Scripps Clinic ("Scripps"). From 1982 to 1986, Dr. Lerner served as Chairman of the Department of Molecular Biology of Scripps. Previously, he held staff appointments at Scripps and the Wistar Institute in Philadelphia. Dr. Lerner is a graduate of Northwestern University and Stanford Medical School and received postdoctoral training at Scripps. Dr. Lerner is a member of the National Academy of Science USA and numerous editorial and scientific advisory boards.

     S. Joshua Lewis, 34, has served as a director of the Company since June 1995. Mr. Lewis is a Vice President of EMW LLC and has been employed in various capacities by EMW LLC and EMW Inc. since 1989. Mr. Lewis serves on the Board of Directors as a nominee of Warburg. Mr. Lewis also serves as a director of Cambridge Neuroscience, Inc.

     Robert E. McGill, III, 65, has served as a director of the Company since November 1995. Since February 1997, Mr. McGill has served as a Managing Director of Berkshires Management Company, L.L.C., the general partner of The Berkshires Capital Investors Limited Partnership. For more than the past five years, Mr. McGill has also served as a member of the Board of Managers of seven variable annuity managed separate accounts and a Trustee of five mutual funds sponsored by The Travelers Insurance Company. From

1989 to December 1994, Mr. McGill served as Executive Vice President -- Finance and Administration of The Dexter Corporation, where he also served as a director from 1983 to April 1995. Mr. McGill also serves as a director of Connecticut Surety Corporation and Chemfab Corporation.

     Stelios B. Papadopoulos, 56, has served as Chairman of the Board and Chief Executive Officer of the Company since January 1993 and President of the Company since June 1995. From June 1992 to December 1992, Mr. Papadopoulos served as President of Fisher Scientific Worldwide Inc. (now Fisher Scientific International Inc.) ("Fisher") and was responsible for the day-to-day operations of Fisher's worldwide organization which provides equipment, laboratory supplies and various other products to customers in the life sciences research market. From May 1989 to June 1992, Mr. Papadopoulos served as President of Fisher Scientific Company, the principal operating unit of Fisher. Prior to joining Fisher Scientific Company, Mr. Papadopoulos served in a number of companies involved in the life sciences industry including Instrumentation Laboratory and Orion Research.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS

     In addition to Mr. Papadopoulos, the following persons serve as executive officers of the Company: James G. Stewart, Ben Matzilevich, John T. Snow and Douglas J. Greenwold. Their respective ages, positions with the Company and business experience during the past five years are set forth below. The Company's executive officers serve at the pleasure of the Board of Directors.

     Douglas J. Greenwold, 55, has served as Vice President, Sales and Marketing of the Company since January 1994. From 1990 to 1993, Mr. Greenwold was employed in various capacities, including Vice President Sales and Marketing, Research Products Americas at Life Technologies, Inc., a supplier of research products to the life sciences research market. Prior to joining Life Technologies, Mr. Greenwold held a number of sales and marketing positions at Survival Technology, Inc., a supplier of cardiac monitoring and drug delivery technologies and Xerox Corporation.

     Ben Matzilevich, 48, has served as Vice President, Market
Development -- Niche Applications since joining the Company in April 1995, and has served as General Manager of the Oncogene Research Products business since its acquisition in August 1995. From August 1993 to March 1995, Mr. Matzilevich served as Vice President Sales and Marketing with Endogen, Inc., a producer and seller of research products for the study of cytokines. In November 1989, Mr. Matzilevich co-founded Biosource International, Inc., a research products company, and through August 1993, was primarily responsible for day-to-day operations, product development and development of the sales and marketing organization. Prior to founding Biosource, Mr. Matzilevich held various positions at NEN/E.I. du Pont de Nemours and Company and acted as an industry consultant to a number of research products companies serving the life sciences research industry.

     John T. Snow, Ph.D., 53, has served as Vice President, New Business Development of the Company since March 1992, and was Vice President, Marketing and Sales of the Company from April 1989 until March 1992. Dr. Snow has been employed by the Company and its predecessors in various other capacities since 1975 and is the author and co-author of over 40 published scientific papers.

     James G. Stewart, 44, has served as Vice President, Administration, Chief Financial Officer and Secretary of the Company since June 1995. From April 1994 to April 1995, Mr. Stewart served as Vice President -- Finance and Chief Financial Officer of Fightertown Entertainment, Inc., and from October 1988 to April 1994, Mr. Stewart served as Vice President -- Finance and Chief Financial Officer of VERTEQ, Inc. Mr. Stewart is a certified public accountant and a former partner of Arthur Young & Company (now Ernst & Young LLP).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 25, 1997, certain information regarding the beneficial ownership of Common Stock by (i) each of the Company's executive officers, (ii) each director of the Company, (iii) each person who is known to the Company to own beneficially more than 5% of the Common Stock and
(iv) all officers and directors of the Company as a group. Such information is based, in part, upon information provided by such persons.

                                                                          BENEFICIAL OWNERSHIP
                                                                        -------------------------
                                     NAME                                 NUMBER          PERCENT
        --------------------------------------------------------------  ----------        -------
        Warburg, Pincus Investors, L.P.(1)............................   2,248,485          43.5%
          466 Lexington Avenue
          New York, New York 10017
        ABS MB (C-N) Limited Partnership..............................     910,190          17.6
          One South Street
          Baltimore, Maryland 21202
        The Kaufmann Fund, Inc.(2)....................................     419,500           8.1
          140 East 45th Street
          New York, New York 10017
        Stelios B. Papadopoulos(3)....................................     191,365           3.6
        James G. Stewart(4)...........................................      15,102          *
        John T. Snow..................................................      43,597          *
        Ben Matzilevich(5)............................................      39,854          *
        Douglas J. Greenwold(6).......................................      30,190          *
        Joseph P. Landy(7)............................................   2,248,485          43.5
        Richard A. Lerner.............................................          --            --
        S. Joshua Lewis...............................................          --            --
        Robert E. McGill, III(8)......................................       4,366          *
        Directors and Executive Officers as a group (9 persons)(9)....   2,572,959          48.3

    Each person or entity named above has sole voting and investment power as to the shares shown to be beneficially owned, unless otherwise indicated below.
---------------

 *  Less than 1%.

(1) The sole general partner of Warburg, Pincus Investors, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC ("EMW LLC") manages Warburg. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. WP, as the sole general partner of Warburg, has a 20% interest in the profits of Warburg. Mr. Landy, a director of the Company, is a Managing Director and member of EMW LLC and a general partner of WP. As such, Mr. Landy may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934 (the "Exchange Act")) in an indeterminate portion of the shares beneficially owned by Warburg and WP. See Note (7) below.

(2) As reflected as beneficially owned at December 31, 1996 in a Statement on
    Schedule 13G received by the Company on March 4, 1997.

(3) Includes 110,249 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of March 25, 1997.

(4) Includes 9,463 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of March 25, 1997.

(5) Includes 9,464 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of March 25, 1997.

(6) Includes 28,390 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of March 25, 1997.

(7) All of the shares of Common Stock indicated as owned by Mr. Landy are owned directly by Warburg and are included because of Mr. Landy's affiliation with Warburg. Mr. Landy disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Exchange Act, except to the extent of his indirect pecuniary interest. See Note (1).

(8) The shares of Common Stock beneficially owned by Mr. McGill are held through a revocable trust.

(9) Includes shares of Common Stock which may be acquired within 60 days of March 25, 1997. See Notes (3), (4), (5) and (6).

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers") for the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                             ANNUAL COMPENSATION            ------------
                                    -------------------------------------    SECURITIES
                                                           OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)  BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
---------------------------  -----  --------   --------   ---------------   ------------   ---------------
Stelios B. Papadoupoulos(1)   1996  $228,846   $ 45,000      $      --         40,000          $ 2,970
  Chief Executive Officer
     and                      1995   204,327         --        162,640             --            2,112
  President
Douglas J. Greenwold(2)       1996   118,923     30,000             --         20,000            3,603
  Vice President, Sales and   1995   115,000         --             --             --            3,352
  Marketing
John T. Snow(3)               1996   112,019     30,000             --         20,000            3,885
  Vice President, New         1995   110,021         --             --             --            3,804
  Business Development
James G. Stewart(4)           1996   152,788     35,000             --         25,000            7,462
  Vice President,             1995    80,865         --         21,518         47,317           45,471
  Administration, Chief
  Financial Officer and
  Secretary
Ben Matzilevich(5)            1996   126,308     35,000             --         25,000              345
  Vice President, Market      1995    87,692         --             --         23,659               --
  Development -- Niche
  Applications

---------------

(1) "Other Annual Compensation" in 1995 represents forgiveness of principal and interest related to a note receivable from Mr. Papadopoulos in connection with his purchase of capital stock of the Company pursuant to his employment agreement. "All Other Compensation" includes $1,098 and $1,098 in premiums for personal beneficiary life insurance in excess of non-taxable group limits, and $1,872 and $1,014 of Company matching 401(k) contributions in 1996 and 1995, respectively.

(2) "All Other Compensation" includes $753 and $580 in premiums for personal beneficiary life insurance in excess of nontaxable group limits and $2,850 and $2,772 of Company matching 401(k) contributions in 1996 and 1995, respectively.

(3) "All Other Compensation" includes $1,035 and $1,035 in premiums for personal beneficiary life insurance in excess of non-taxable group limits and $2,850 and $2,769 of Company matching 401(k) contributions in 1996 and 1995, respectively.

(4) Joined the Company in June 1995. "Other Annual Compensation" in 1995 represents tax reimbursement payments related to relocation. "All Other Compensation" includes $39,231 relocation expense reimbursement in 1995, $4,612 and $4,680 of premiums for personal beneficiary life insurance in excess of non-taxable group limits and $2,850 and $1,560 of Company matching 401(k) contributions in 1996 and 1995, respectively.

(5) Joined the Company in April 1995. "All Other Compensation" represents premiums for personal beneficiary life insurance in excess of non-taxable group limits.

     The following table summarizes the number of shares and the terms of stock options granted to the Named Executive Officers in 1996:

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1996

                                                                                      POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED ANNUAL
                             NUMBER OF     % OF TOTAL                                 RATES OF STOCK PRICE
                            SECURITIES      OPTIONS                                  APPRECIATION FOR OPTION
                            UNDERLYING     GRANTED TO                                     TERM($)(1)(2)
                              OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION -----------------------
           NAME             GRANTED(#)    FISCAL YEAR      ($/SHARE)        DATE        5%           10%
--------------------------  -----------   ------------   --------------   --------   --------     ----------
Stelios B. Papadopoulos...     40,000        16.4%           $16.50       11/13/06   $415,070     $1,051,870
Douglas J. Greenwold......     20,000          8.2            16.50       11/13/06    207,535        525,935
John T. Snow..............     20,000          8.2            16.50       11/13/06    207,535        525,935
James G. Stewart..........     25,000         10.2            16.50       11/13/06    259,419        657,419
Ben Matzilevich...........     25,000         10.2            16.50       11/13/06    259,419        657,419

---------------

(1) The options have a ten-year term, subject to earlier termination under certain circumstances. The options granted to each of the Named Executive Officers vest annually in 20% increments, commencing on the first anniversary of the date of grant.

(2) The potential realizable value is calculated based on the term of the option at its time of grant and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission (the "Commission") and do not represent the Company's estimate or projection of the future market price of the Common Stock.

       AGGREGATED 1996 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                           SHARES                        UNDERLYING OPTIONS AS          IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON                     DECEMBER 31, 1996(#)           DECEMBER 31, 1996($)(1)
                          EXERCISE        VALUE      -----------------------------   -----------------------------
         NAME                (#)       REALIZED($)   EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
-----------------------  -----------   -----------   -----------     -------------   -----------     -------------
Stelios B.
  Papadopoulos.........      --            --           82,686           67,563      $ 1,484,626       $ 569,894
Douglas J. Greenwold...      --            --           28,392           38,925          509,778         377,298
John T. Snow...........      --            --            6,624           20,000          118,934          37,500
James G. Stewart.......      --            --            9,463           62,854          169,908         726,544
Ben Matzilevich........      --            --            4,732           43,927           84,964         386,710

---------------

(1) Based on value of $18.375 per share, the closing price for the Common Stock on December 30, 1996.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Messrs. Papadopoulos and Matzilevich currently providing for their employment at annual base salaries of $240,000 and $131,000, respectively. Mr. Papadopoulos' employment agreement provides that the Board of Directors will review his compensation at least once each year and award such bonuses and effect such increases in base salary as the Board of Directors, in its sole discretion, determines are merited, based upon his performance and consistent with the Company's compensation policies. Mr. Matzilevich's employment agreement provides that in addition to any annual adjustment made to his salary, he is eligible for a bonus up to 35% of base salary, based on the achievement of certain agreed-upon objectives. In addition, both of these executives may participate in such fringe benefits as are generally provided to the Company's executives.

     Unless terminated earlier in accordance with their respective terms, Mr. Papadopoulos' employment agreement terminates on January 4, 1998, and Mr. Matzilevich's employment agreement terminates on

April 3, 1998. In addition, each of these agreements provides that the Company and the executive will, not later than 90 days prior to the termination thereof, begin to negotiate in good faith the terms of any extension of the employment agreement.

     If Mr. Papadopoulos' employment is terminated without cause, if there is a material change in his duties, or if the Company does not offer to continue his employment with the Company after the agreement's expiration at a base salary at least equal to his then most recent salary, Mr. Papadopoulos will be entitled to receive severance payments equal to his base salary payable for the 12-month period from the date of such termination. The employment agreement with Mr. Papadopoulos also provides that if, within 90 days of a Change of Control of the Company (as defined below), Mr. Papadopoulos resigns from the Company, he will be entitled to receive severance payments equal to his base salary payable over the 12-month period following such resignation. In addition, Mr. Papadopoulos' employment agreement provides that upon any such termination, any options to purchase Common Stock then held by him will become exercisable to the full extent that they would otherwise have become exercisable on January 4, 1998, without regard to certain restrictions or deferrals of the right to exercise such options.

     Under Mr. Matzilevich's employment agreement, if Mr. Matzilevich's employment is terminated other than for cause and such termination is not within 90 days of a Change of Control of the Company, Mr. Matzilevich will be entitled to receive severance payments equal to the compensation due under his employment agreement for the remainder of its term. If such termination without cause is within 90 days of a Change of Control of the Company, Mr. Matzilevich will be entitled to receive severance payments equal to the greater of (i) the compensation due under his employment agreement for the remainder of its term or
(ii) his base salary payable over the 12-month period following such termination. If, within 90 days of a Change of Control of the Company, Mr. Matzilevich resigns from the Company, he will be entitled to receive severance payments equal to his base salary payable over the 12-month period following such resignation.

     The Company has entered into agreements with each of Messrs. Stewart and Greenwold and Dr. Snow providing for severance pay in the event of termination of the executive's employment other than for cause or if, within 90 days of a Change of Control of the Company, the executive's employment is terminated by the Company other than for cause or the executive resigns. Upon termination of employment within 90 days of a Change of Control, the executive will be eligible to receive severance payments equal to his base salary payable over the 12-month period following such termination. If the executive's employment is otherwise terminated by the Company other than for cause, he will be eligible to receive severance payments equal to his base salary payable over the six-month period following such termination.

     "Change of Control" is defined in the employment and severance agreements discussed above, and in the agreements governing outstanding stock options, as
(i) an acquisition (other than directly from the Company) by an individual, entity or a group (excluding the Company, an employee benefit plan of the Company or E.M. Warburg, Pincus & Co., LLC or its affiliates) of 50% or more of the Company's Common Stock, or voting securities; (ii) a change in a majority of the Company's current Board of Directors (the "Incumbent Board") (excluding any persons approved by a vote of at least a majority of the Incumbent Board or persons elected with the concurrence of a majority of the Incumbent Board); or
(iii) the consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the Company's stockholders receive 50% or more of the stock of the Company resulting from the Business Combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 50% or more of the stock of the resulting corporation, who did not own such stock immediately before the Business Combination.

     The Company maintains $1.0 million of key man life insurance on the lives of Messrs. Papadopoulos and Matzilevich and Dr. Snow, naming the Company as beneficiary.

     Messrs. Stewart and Greenwold and Dr. Snow are eligible for incentive bonuses up to approximately 35% of their base salaries, based on the achievement of certain agreed-upon objectives.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met six times during 1996. During 1996, each of the directors during such period attended at least 75% of all meetings of the Board of Directors and of each committee on which such director served as a member.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has, as standing committees, an Audit Committee, a Stock Option Committee and a Compensation Committee. The Company does not have a Nominating Committee.

     Compensation Committee. Messrs. Landy and McGill are the members of the Compensation Committee. The Compensation Committee provides recommendations to the Board of Directors concerning salaries and incentive compensation for the Company's officers and administers the Company's benefit plans, other than the Stock Option Plan. The Compensation Committee met one time in 1996.

     Audit Committee. Messrs. Lewis and McGill are the members of the Audit Committee. The Audit Committee recommends to the Board of Directors the engagement of the Company's independent public accountants and reviews the scope and results of their audits and other services. The Audit Committee meets with management and with the independent public accountants to review matters relating to the quality of the Company's financial reporting and internal accounting controls, including the nature, extent and results of the audits, proposed changes to the Company's accounting principles and otherwise maintains communications between the independent public accountants and the Board of Directors. The Audit Committee met one time in 1996.

     Stock Option Committee. Messrs. Landy and McGill are the members of the Stock Option Committee. The Stock Option Committee determines grants under and otherwise administers the Company's Stock Option Plan. The Stock Option Committee met one time in 1996.

COMPENSATION OF DIRECTORS

     Directors, other than Warburg's nominees, are reimbursed for expenses incurred in attending meetings of the Board of Directors. In addition, directors, other than those directors who are also employees of the Company or Warburg's nominees, are paid $1,500 for each Board of Directors meeting attended. Prior to February 1997, such directors were paid $500 for each Board of Directors meeting attended. At the time that Mr. McGill joined the Board of Directors, he was granted options to purchase 11,829 shares of Common Stock at an exercise price of $3.38 per share. Additionally, under an agreement with the Company, Mr. McGill from time to time provides certain consulting services for which he is compensated at the rate of $1,000 per day. During 1996, no consulting fees were paid by the Company to Mr. McGill. At the time that Dr. Lerner joined the Board of Directors, he was granted options to purchase 25,000 shares of Common Stock at an exercise price of $14.50 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation Philosophy. The Compensation Committee generally follows several guidelines to arrive at its recommendations to the Board of Directors concerning the compensation of the Company's executive officers. The Company's executive compensation program is designed to (i) attract and retain executive officers who contribute to the long-term success of the Company, (ii) motivate executive officers to achieve strategic business objectives and reward them for their achievement, and (iii) fairly compensate executive officers based on their corporate and individual performance and responsibilities.

     To date, the primary elements of the Company's compensation program for its executive officers have been (i) an annual compensation component consisting of base salary and bonus, and (ii) a long-term compensation component consisting of stock options granted under the Stock Option Plan.

     Annual Compensation. The Compensation Committee has generally targeted annual salary and bonus levels to be competitive with those paid to executives at other companies that have similar operating dynamics.

Base salaries are determined by evaluating the responsibilities associated with the position being evaluated and the individual's overall level of experience. Annual salary adjustments are determined by giving consideration to the Company's performance and the individual's contribution to that performance.

     With the exception of Mr. Papadopoulos, each of the executive officers' annual bonus is determined based on the achievement of certain agreed-upon objectives. In determining these objectives, the Compensation Committee considers the Company's performance and the individual's contribution to that performance. Corporate performance is measured by various quantitative and qualitative factors. However, the Compensation Committee believes that, in accordance with its exercise of sound business judgment, the determination of annual salary and bonus levels is inherently subjective and must include a review of all relevant information, with no predetermined weight given to any of the factors considered.

     Messrs. Papadopoulos and Matzilevich are the only executive officers currently under employment agreements. These agreements establish the minimum annual base salaries for Messrs. Papadopoulos and Matzilevich. The annual base salaries for Messrs. Stewart and Greenwold and Dr. Snow were, and future salary increases for the executive officers will be, based on the considerations noted above.

     Long-Term Compensation. In order to align stockholder and executive officer interests, the long-term component of the Company's executive compensation program utilizes stock option awards whose value is directly related to the value of the Common Stock. The Compensation Committee makes recommendations to the Stock Option Committee concerning awards to executive officers. These stock options are granted by the Stock Option Committee pursuant to the Stock Option Plan. Individuals to whom stock options awards are to be granted and the amount of Common Stock related to such awards are determined solely at the discretion of the Stock Option Committee. Because individual stock option award levels will be based on a subjective evaluation of each individual's overall past and expected future contribution, no specific formula is used to determine such awards for any executive.

     Chief Executive Officer Compensation for 1996. Under the terms of the employment agreement with Mr. Papadopoulos, the Board of Directors reviews Mr. Papadopoulos' compensation at least once each year, and will award such bonuses and effect such increases in base salary as it shall determine. The determination by the Board of Directors with respect to Mr. Papadopoulos' compensation for 1996 was based on the considerations noted above.

                                          COMPENSATION COMMITTEE
                                          Joseph P. Landy
                                          Robert E. McGill, III (appointed in
                                          February 1997)

COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the total cumulative return of a $100 investment in the Common Stock during the period from October 2, 1996 (the date trading of the Common Stock commenced) to December 31, 1996, to the performance of the same amount invested in the Nasdaq Composite Index and the AMEX Biotechnology Index during such period. The AMEX Biotechnology Index is an equal-dollar weighted index of 15 mid-cap and large-cap biotechnology companies. The graph assumes that dividends were reinvested.

                        COMPARISON OF TOTAL RETURN AMONG
                             CN BIOSCIENCES, INC.,
                             NASDAQ COMPOSITE INDEX
                                      AND
                            AMEX BIOTECHNOLOGY INDEX

                        [PERFORMANCE GRAPH APPEARS HERE]

                                      CN BIOSCIENCES,    NASDAQ COMPOSITE    AMEX BIOTECHNOL-
                                           INC.                INDEX             OGY INDEX
10/2/96                                         100.00              100.00              100.00
12/31/96                                        147.00              104.44              103.69

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No officer or employee of the Company currently serves as a member of the Compensation Committee. Mr. Landy, a current member of the Compensation Committee, and Frederick L. Bryant, a former director and former member of the Compensation Committee, served on the Compensation Committee in 1996. Messrs. Landy and Bryant have in the past served as officers of the Company. Messrs. Landy and Bryant may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act), in an indeterminate portion of the securities of the Company beneficially owned by Warburg and ABS MB (C-N) Limited Partnership ("ABS"), respectively. Frederick L. Bryant served as a director of the Company and as a member of the Compensation and Stock Option Committees until his resignation from the Board of Directors in February 1997. Mr. Bryant served on the Board of Directors as a nominee of ABS.

     Warburg currently has the following rights with respect to the nomination and election of directors to the Company's Board of Directors: for so long as Warburg owns beneficially at least 20% of the outstanding shares of Common Stock, the Company will nominate and use reasonable efforts to have two individuals designated by Warburg and reasonably acceptable to the Company elected to the Company's Board of Directors, and from the date that Warburg owns beneficially less than 20% of the outstanding shares of Common Stock but for so long as it owns beneficially at least 10% of the outstanding shares of Common Stock, the Company will nominate and use reasonable efforts to have one individual designated by Warburg and reasonably acceptable to the Company elected to the Company's Board of Directors.

     For so long as ABS owns beneficially at least 10% of the outstanding shares of Common Stock, the Company will nominate and use reasonable efforts to have one individual designated by ABS and reasonably acceptable to the Company elected to the Company's Board of Directors. ABS has not designated any individual as a nominee for election as a director at the Annual Meeting. On March 4, 1997, the Company filed a Registration Statement on Form S-1 with the Commission relating to the offering of 1,000,000 shares of Common Stock, 910,190 shares of which are being sold by ABS. These shares constitute all of the shares of Common Stock beneficially owned by ABS. Upon consummation of this offering ABS will no longer have a nomination and election right.

CERTAIN TRANSACTIONS

     The following is a summary of certain transactions among the Company and its directors, executive officers and principal stockholders:

  CONVERSION OF SERIES A CONVERTIBLE PREFERRED STOCK AND EXCHANGE OF SERIES B PREFERRED STOCK

     Upon the consummation of the initial public offering of Common Stock in October 1996, Warburg converted its 4,001 shares of Series A Convertible Preferred Stock into 788,814 shares of Class A Common Stock. Thereafter, Warburg made the requisite certification required under the Certificate of Incorporation regarding its share ownership to the Company and converted such shares of Class A Common Stock into 788,814 shares of Common Stock.

     Pursuant to an agreement among the Company, Warburg, ABS, Mr. Papadopoulos and Dr. Snow (the "Conversion and Exchange Agreement"), upon the consummation of the initial public offering of Common Stock, each share of Series B Preferred Stock was exchanged for the number of shares of Common Stock that equalled the liquidation preference of a share of Series B Preferred Stock ($100) divided by the initial public offering price of the Common Stock ($12.50). As a result, all of the shares of Series B Preferred Stock were exchanged for an aggregate of 1,435,424 shares. Warburg, ABS, Mr. Papadopoulos and Dr. Snow were the holders of the Series B Preferred Stock, holding 124,023 shares, 50,356 shares, 4,377 shares and 672 shares, respectively and, accordingly, were issued 992,184, 402,848, 35,016 and 5,376 shares of Common Stock, respectively, upon such exchange.

     The Company granted certain registration rights to the holders of the Series A Convertible Preferred Stock and Series B Preferred Stock with respect to the shares of Common Stock issuable upon conversion or exchange, as applicable. Additionally, the Company granted Warburg and ABS certain rights to nominate directors as long as they continue to own specified percentages of the outstanding shares of Common Stock as discussed above in "Compensation Committee Interlocks and Insider Participation."

  ACQUISITION OF THE COMPANY; RIGHTS OF WARBURG AND ABS

     In March 1992, the Company acquired all of the issued and outstanding capital stock, together with certain bank and intercompany indebtedness, of the Company's subsidiaries from Biodor Holding AG, Ixora Holding AG and Biodor US Holding Corporation. Warburg, ABS and certain current and former employees of the Company provided the principal equity financing for these acquisitions by purchasing from the Company 1,012,984 shares of Common Stock at $.42 per share, 4,001 shares of Series A Convertible Preferred Stock at $100 per share and 178,166 shares of Series B Preferred Stock at $100 per share, representing a total investment of approximately $18.6 million. In addition, these investors received certain registration rights.

     In connection with their initial investment in the Company, Warburg and ABS received certain rights pursuant to a subscription and shareholder agreement, including rights with respect to the nomination and election of directors to the Company's Board of Directors. These rights were subsequently modified at the time of the initial public offering. Pursuant to such rights, Warburg has maintained two nominees to the Company's Board of Directors and ABS maintained two nominees to the Company's Board of Directors until July 1996 and one nominee from July 1996 until February 1997. In addition to their rights to nominate and elect directors, until terminated at the time of the initial public offering, Warburg and ABS were also beneficiaries of certain drag along, tag along, subscription and informational rights.

  TRANSACTIONS WITH OFFICERS

     On January 4, 1993, Mr. Papadopoulos, the Company's Chairman of the Board, Chief Executive Officer and President, purchased 44,100 shares of Common Stock at $.42 per share and 4,377 shares of Series B Preferred Stock at $100 per share, in exchange for $4,000 and a $452,000 promissory note. The Company has granted Mr. Papadopoulos certain registration rights for such shares of Common Stock. This unsecured note bore interest at the rate of 8% per annum and matured on January 4, 1996. In accordance with the terms of the note, as a result of Mr. Papadopoulos' continued employment with the Company, one-third of the principal amount, together with accrued interest, was forgiven on each of the first three anniversaries of the note.

     Effective June 9, 1995, Richard B. Slansky, the former President and Chief Operating Officer of the Company, resigned to pursue other business opportunities. In connection therewith, the Company and Mr. Slansky entered into an agreement which provided for the payment to Mr. Slansky of six months severance pay and also provided for the sale by Mr. Slansky to the Company of 59,726 shares of Common Stock at a price of approximately $3.45 per share and 1,199 shares of Series B Preferred Stock at a price of $100 per share.

     On January 31, 1996, Mr. Matzilevich, the Company's Vice President, Market Development -- Niche Applications, purchased 28,390 shares of Common Stock at $3.38 per share from the Company in exchange for a $96,000 promissory note. The note bears interest at the rate of 5.65% per annum, matures on January 31, 1998, and is secured by such shares of Common Stock. The Company has granted Mr. Matzilevich certain registration rights for such shares of Common Stock.

                                  PROPOSAL TWO

              AMENDMENT OF STOCK OPTION PLAN TO INCREASE SHARES OF
                       COMMON STOCK RESERVED FOR ISSUANCE

AMENDMENT

     Options to purchase an aggregate of 835,000 shares of Common Stock are currently authorized under the Stock Option Plan. As of March 31, 1997, a total of 92,675 shares of Common Stock remained available for future grants under the Stock Option Plan. In order to provide for sufficient shares of Common Stock for future grants, the Board of Directors has amended the Stock Option Plan, subject to stockholder approval, to provide that the number of shares of Common Stock reserved for issuance under the Stock Option Plan be increased by 250,000 shares from 835,000 to 1,085,000. The Stock Option Plan as so amended is hereby submitted to the stockholders of the Company for approval.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE STOCK OPTION PLAN ALLOWING FOR THE INCREASE OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER.

     A general description of the basic features of the Stock Option Plan is set forth below. Such description is qualified in its entirety by reference to the full text of the Stock Option Plan, a copy of which may be obtained without charge upon written request to James G. Stewart, Secretary of the Company.

PURPOSE

     The purpose of the Stock Option Plan is to provide an incentive to improve the performance, encourage the continued employment and increase the proprietary interest of the directors, officers, key employees and consultants of the Company and its subsidiaries who participate in the Stock Option Plan.

ADMINISTRATION

     The Stock Option Plan is administered by the Stock Option Committee, which is appointed by the Board of Directors. The Stock Option Committee has the discretion to determine the key employees, officers, directors and consultants to whom options are granted and the terms of such options, including the exercise price, vesting provisions and expiration date. The Stock Option Committee also has the power to construe the Stock Option Plan, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the Stock Option Plan as it may deem desirable.

     The Board of Directors may at any time terminate the Stock Option Plan or from time to time make such modifications or amendments to the Stock Option Plan as it may deem advisable; provided that the Board of Directors may not, without the approval of the Company's stockholders, increase the maximum number of shares of Common Stock for which options may be granted under the Stock Option Plan or increase the maximum number of shares for which options may be granted under the Stock Option Plan to any single optionee during any calendar year.

ELIGIBILITY, GRANT OF AWARDS

     Pursuant to the Stock Option Plan, directors, officers, key employees and consultants of the Company and its subsidiaries who have been selected by the Stock Option Committee as participants are eligible to receive grants of stock options under the Stock Option Plan. The Company and its subsidiaries currently have approximately 200 persons who are so eligible (comprising all employees, directors and consultants). The maximum number of shares for which options may be granted under the Stock Option Plan to any single optionee during any calendar year is 100,000 shares.

     All options granted under the Stock Option Plan are evidenced by a written option agreement between the option holder and the Company. Option holders have no voting, dividend or other rights of stockholders with respect to shares of Common Stock covered by their options prior to exercising such options and becoming the holders of record of shares of Common Stock. No options may be granted with a term longer than ten years. All outstanding options provide for full vesting upon a Change of Control of the Company. With respect to future option grants, the Stock Option Committee retains the discretion to provide for full vesting upon a Change of Control of the Company.

     The Stock Option Plan authorizes the grant of both incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("NQSOs"); provided, however, that ISOs may only be granted to participants who are also employees of the Company. The exercise price of the options will be determined by the Stock Option Committee when the options are granted, subject to a minimum price in the case of ISOs of the fair market value of the Common Stock at the time of grant, as determined in accordance with the Stock Option Plan. Options vest and become exercisable as determined by the Stock Option Committee. Payment for shares of Common Stock acquired pursuant to an option granted under the Stock Option Plan is to be made in cash. Payment may also be made by any other method established by the Stock Option Committee including, without limitation, the tendering of previously owned shares of Common Stock which have been held for at least six months, or pursuant to procedures for cashless "broker-assisted" exercises approved by the Stock Option Committee.

     On March 25, 1997 the last reported sale price for the Common Stock on the Nasdaq National Market was $14.3125 per share.

FEDERAL TAX CONSEQUENCES

     Set forth below is a brief description of the federal income tax consequences applicable to ISOs and NQSOs granted under the Stock Option Plan.

     ISOs. No taxable income is realized by the option holder upon the grant or exercise of an ISO. If Common Stock is issued to an option holder pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such option holder within the earlier of two years after the date of grant or within one year after the exercise of such options, then (i) upon the sale of such shares of Common Stock, any amount realized in excess of the option price will be taxed to such option holder as a long-term capital gain and any loss sustained will be taxed to such option holder as a long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes.

     If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, then generally
(i) the option holder will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (ii) the Company will be entitled to deduct the same amount as compensation expense for federal income tax purposes. Any further gain (or loss) realized by the option holder will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.

     NQSOs. With respect to NQSOs, (i) no income is realized by the option holder at the time the option is granted, (ii) generally, upon exercise, ordinary income is realized by the option holder in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Company is generally entitled to a federal income tax deduction in the same amount as compensation expense, subject to applicable withholding requirements and (iii) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

     The foregoing summary with respect to federal income taxation does not purport to be complete and reference is made to the applicable provisions of the Code.

NEW PLAN BENEFITS

     Because the Stock Option Plan is a discretionary plan, it is not possible to determine what awards the Stock Option Committee will grant under the Stock Option Plan in the future.

                                 PROPOSAL THREE

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has, upon recommendation of the Audit Committee and subject to ratification by the stockholders, appointed Ernst & Young LLP as independent auditors to report on the consolidated financial statements of the Company for the fiscal year ending December 31, 1997, and to perform such other services as may be required of Ernst & Young LLP. Although stockholder ratification of the Board of Directors' selection is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent auditors. If the stockholders disapprove of the selection of Ernst & Young LLP as independent auditors, the Board of Directors will consider the selection of other independent auditors. One or more representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.

                             CHANGE IN ACCOUNTANTS

     At a meeting held on November 10, 1995, (i) the Audit Committee and the Board of Directors ratified the Company's dismissal on October 13, 1995 of Coopers & Lybrand L.L.P. as the Company's independent auditors and (ii) the Audit Committee recommended, and the Board of Directors approved, the engagement of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1995.

     The reports of Coopers & Lybrand L.L.P. on the Company's financial statements for the years ended December 31, 1993 and 1994 did not contain adverse opinions or disclaimers of opinions and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audit of the Company's financial statements for the fiscal years ended December 31, 1993 and 1994, and at all times subsequent thereto through the date of dismissal, there were no disagreements with Coopers & Lybrand L.L.P. on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused Coopers & Lybrand L.L.P. to make a reference to the matter in their report.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10% stockholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1996, except as set forth below. On November 8, 1996, each of Warburg, WP, E.M. Warburg, Pincus & Company, EMW Inc. and Joseph P. Landy timely filed a Form 4 reporting the conversion and exchange of their shares of Series A Convertible Preferred Stock and Series B Preferred Stock. They each, however, filed one late report on Form 4 with respect to the subsequent conversion of their shares of Class A Common Stock into Common Stock.

                  STOCKHOLDER PROPOSALS -- 1998 ANNUAL MEETING

     Any proposals of stockholders of the Company intended to be included in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of stockholders must be in writing and received by the Secretary of the Company at the Company's office at 10394 Pacific Center Court, San Diego, California 92121 no later than December 1, 1997.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to take such action as is in their judgment is in the best interests of the Company and its stockholders.

     The entire cost of soliciting proxies from its stockholders will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegram by directors, officers or regular employees of the Company, who will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, in which case the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

     The Company will provide to stockholders of record and beneficial owners at the close of business on March 25, 1997, without charge upon written request to James G. Stewart, Secretary, at the Company's principal executive offices, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     The principal executive offices of the Company are located at 10394 Pacific Center Court, San Diego, California 92121 and the Company's telephone number is
(619)450-5500.

                                          By order of the Board of Directors,

                                          James G. Stewart
                                          Secretary

                                                            Appendix A
                                                            (EDGAR filing only)



                              CN BIOSCIENCES, INC.
               SECOND AMENDED AND RESTATED 1992 STOCK OPTION PLAN

                                   *   *   *

                                   ARTICLE I

                                    Purpose

                 The CN Biosciences, Inc. Second Amended and Restated 1992 Stock Option Plan (the "Plan") is intended as an incentive to improve the performance, encourage the continued employment, and increase the proprietary interest of certain directors, officers, key employees and consultants of CN Biosciences, Inc. (the "Company") and its subsidiaries who shall participate in the Plan. The Plan is designed to grant such directors, officers, key employees and consultants the opportunity to share in the Company's long-term success through stock ownership and to afford them the opportunity for additional compensation related to the value of the Company's stock.

                 The word "Employer", when used in the Plan, shall include the Company or one of its subsidiaries, whichever one employs the Participant. The word "subsidiary", when used in the Plan, shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

                 It is intended that certain options granted under the Plan and designated as incentive stock options in the option agreements qualify as "incentive stock options" under Section 422 of the Code.

                 For purposes of the Plan, as amended and restated, the term "Effective Date" shall mean March 18, 1997.

                                   ARTICLE II

                                 Administration

                 The Plan shall be administered by a Stock Option Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members and shall consist of not less than two members thereof. Unless otherwise determined by the Board, the membership of the Committee shall be structured so as to qualify option grants for the exemption from Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") provided by Rule 16b-3, promulgated by the Securities and Exchange Commission under the Exchange Act, as in effect from time to time.

                 Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible Participants (as hereinafter defined) shall be granted options; (b) to authorize the granting of both incentive stock options and non-qualified stock options; (c) to determine the times when options shall be granted and the number of shares to be subject to options; (d) to determine the option price of the shares subject to each option, which price shall be not less than the minimum specified in ARTICLE V;
(e) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder; (f) to accelerate the exercisability of any outstanding option; (g) to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical and may contain such terms as the Committee may deem appropriate to carry out the purposes of the Plan); (h) to determine the nature of any rights and restrictions to be imposed on shares subject to options issued hereunder; (i) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; (j) to construe and interpret the Plan, the option agreements under the Plan and the rules and regulations adopted from time to time, if any; and (k) to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

                                  ARTICLE III

                                     Stock

                 The stock to be subject to options granted under the Plan shall be shares of authorized but unissued common stock, par value $0.01 (the "Stock"), of the Company, or previously issued shares of such Stock reacquired by the Company and held in its treasury, as determined by the Board. Under the Plan, the total number of shares of Stock which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 1,085,000 shares, and the maximum number of shares for which options may be granted to any single optionee during any calendar year shall not exceed 100,000, except as such numbers of shares shall be adjusted in accordance with the provisions of
ARTICLE X hereof.

                 Each option granted under the Plan shall be evidenced by an option agreement between the Company and the optionee containing such provisions as may be determined by the Committee, but shall be subject to the following terms and conditions:

                 (a) Each share of Stock purchased through the exercise of an option shall be paid for in full at the time of the exercise; and

                 (b) Each option shall become exercisable by the optionee in accordance with any vesting schedule established by the Committee pursuant to
ARTICLE VI of the Plan.

                 The number of shares of Stock available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and are then outstanding and the number of shares issued upon exercise of options. In the event that any outstanding option for any reason expires, lapses, or is canceled prior to the end of the period during which options may be granted, the shares of Stock called for by the unexercised portion of such option may again be subject to an option under the Plan.

                                   ARTICLE IV

                          Eligibility of Participants

                 Subject to ARTICLE VII, directors, officers, key employees and consultants of the Company and its subsidiaries who have been selected by the Committee as participants (collectively referred to as "Participants" and individually as a "Participant") shall be eligible to receive grants of options under the Plan; provided, however, that notwithstanding any other provision of the Plan to the contrary, only employees of the Company or any of its subsidiaries shall be eligible to receive incentive stock options. Participation in the Plan shall be limited to eligible Participants who have entered into option agreements with the Company. No Participant, however, shall at any time have a right to be selected for participation in the Plan.

                                   ARTICLE V

                                  Option Price

                 The option price of each option granted under the Plan shall be determined by the Committee; provided, however, that in the case of each incentive stock option granted under the Plan, the option price shall not be less than the fair market value at the time the option is granted. In no event shall the option price of any option be less than the par value per share of Stock on the date an option is granted.

                 At any time when the Stock is quoted on the Nasdaq National Market ("Nasdaq"), the fair market value shall be deemed to be the closing price on the trading day immediately preceding the date on which the option is granted. If the Stock is listed on one or more national securities exchanges, the fair market value shall be deemed to be the closing price on the principal national securities exchange on which such stock is listed and traded on the trading day immediately preceding the date on which the option is granted. If the Stock is not quoted on Nasdaq or listed on an exchange, or representative quotes are not otherwise available, the fair market value of the Stock shall mean the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

                                   ARTICLE VI

                        Terms and Conditions of Options

                 Options granted under the Plan shall vest and become exercisable in such installments as the Committee shall determine at the time of grant. Options may be exercisable in whole or in part and if an option is exercisable in part, the portion thereof which is exercisable and not exercised shall remain exercisable.

                 Any other provision of the Plan notwithstanding and subject to
ARTICLE VII, (i) no option shall be granted after the date which is ten years from the Effective Date, (ii) no option may be exercised after the date which is ten years after the date that the option was granted (the "Termination Date"), and (iii) in the event the Company files a registration statement under the Securities Act of 1933 (the "Securities Act") for the initial public offering of its equity securities (an "IPO"), the Company may restrict the exercisability of options granted under the Plan during the 180-day period (or such longer period required by the underwriter of such initial public offering) immediately following the effective date of such registration statement.

                 Options granted hereunder may provide that if prior to the Termination Date an optionee shall cease to be employed by the Employer for any reason other than death, disability or for cause, the option will remain exercisable by the optionee for a period not extending beyond three months after the date of cessation of employment, but in no event later than the Termination Date, to the extent it was exercisable at the time of cessation of employment. Options granted hereunder may provide that if prior to the Termination Date an optionee shall cease to be employed by the Employer for reasons of death or disability, the option will remain exercisable by the optionee or, in the event of his death, by the person or persons to whom the optionee's rights under the option would pass by will or the applicable laws of descent and distribution for a period not extending beyond one year after the date of death or disability, but in no event later than the Termination Date, to the extent it was exercisable at the time of death or disability. Options granted hereunder may provide that if prior to the Termination Date an optionee shall cease to be employed by the Employer by reason of termination of employment by the Employer for cause, or by voluntary termination at a time when the Employer is entitled to terminate such optionee's employment for cause, the option shall terminate immediately. For purposes of the Plan, the Employer shall have "cause" to terminate an optionee's employment hereunder upon (i) the commission by the optionee of a proven act of fraud or embezzlement against the Employer, (ii) the engaging by the optionee in willful misconduct or gross negligence which is demonstrably and materially injurious to the Employer, monetarily or otherwise, (iii) failure of the optionee to render services to the Employer in accordance with such optionee's duties as an employee of the Employer or (iv) the optionee being convicted of a misdemeanor involving an act of moral turpitude or a felony. Alternatively, options granted hereunder may provide that "cause" has the meaning set forth in an employment agreement between the optionee and the Employer.

                 For purposes of the Plan, in the case of a Participant who is a director, references to employment herein shall be deemed to refer to such director's service to the Employer in such capacity.

                 Notwithstanding the foregoing, stock options granted hereunder shall provide that no option shall be exercisable after the optionee's cessation of employment with the Employer if at the time of exercise the By-Laws of the Company limit the ownership of common stock of the Company to selected persons, including employees of the Company and its wholly-owned subsidiaries.

                                  ARTICLE VII

                         Special Provisions Applicable
                        Only to Incentive Stock Options

                 To the extent the aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which incentive stock options may be exercisable for the first time by an optionee during any calendar year (under this Plan and any other stock option plan of the Company and any parent or subsidiary thereof) exceeds $100,000, such incentive stock options shall be treated as options which are non-qualified stock options.

                 No incentive stock option may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (i) has an option price of at least 110% of the fair market value of the Stock on the date of the grant of such option; and (ii) such option by its terms cannot be exercised more than five years after the date it is granted.

                 Each optionee who receives an incentive stock option must agree to notify the Company in writing immediately after the optionee makes a disqualifying disposition of any Stock acquired pursuant to the exercise of an incentive stock option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date the optionee was granted the incentive stock option or (b) one year after the date the optionee acquired Stock by exercising the incentive stock option.

                                  ARTICLE VIII

                               Payment for Shares

                 Payment for shares of Stock acquired pursuant to an option granted hereunder shall be made in full, upon exercise of the option, in immediately available funds in United States dollars, by certified or bank cashier's check. Payment may also be made by any other method established by the Committee including, without limitation, the tendering of previously owned shares of Stock which have been held for at least six months, or pursuant to procedures for cashless "broker-assisted" exercises approved by the Committee. Payment in full shall include payment of any amounts required under paragraph
(b) of ARTICLE XIX.

                                   ARTICLE IX

                 Non-Transferability of Option Rights and Stock

                 During the lifetime of the optionee, the option shall be exercisable only by the optionee. No option shall be transferable, except by will or the laws of descent and distribution.

                                   ARTICLE X

                 Adjustment for Recapitalization, Merger, Etc.

                 The aggregate number of shares of Stock which may be purchased or acquired pursuant to options granted hereunder, the maximum number of shares for which options may be granted to any single optionee during any calendar year, the number of shares of Stock covered by each outstanding option and the price per share thereof in each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from a stock split or other subdivision or consolidation of shares of Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Stock effected without receipt of consideration by the Company. Any adjustment shall be conclusively determined by the Committee.

                 If the Company shall be the surviving corporation in any merger or reorganization or other business combination, any option granted hereunder shall cover the securities or other property to which a holder of the number of shares of Stock covered by the unexercised portion of the option would have been entitled pursuant to the terms of the merger. Upon any merger or reorganization or other business combination in which the Company shall not be the surviving corporation, or a dissolution or liquidation of the Company, or a sale of all or substantially all of the Company's assets, all outstanding options shall terminate; provided, however, that the Company shall cause either (i) the optionees to be paid an amount equal to the difference between (A) the aggregate fair market value (determined in accordance with ARTICLE V of the Plan) of the Stock subject to options held by the optionees at the time of such transaction and (B) the aggregate exercise price of such options, or (ii) the surviving or resulting corporation to grant the optionees substitute options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which the Committee shall deem appropriate.

                 Stock option agreements under the Plan may, at the discretion of the Committee, provide that upon stockholder approval of a merger, reorganization or other business combination, whether or not the Company is the surviving corporation, or a sale of all or substantially all of the Company's assets, all unmatured installments of the options shall vest and become immediately exercisable in full.

                 The foregoing adjustments and the manner of application of the foregoing provisions, including the issuance of any substitute options, shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

                                   ARTICLE XI

                        No Obligation to Exercise Option

                 Granting of an option shall impose no obligation on the recipient to exercise such option.

                                  ARTICLE XII

                                Use of Proceeds

                 The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

                                  ARTICLE XIII

                            Rights as a Stockholder

                 An optionee shall have no rights as a stockholder with respect to any share covered by his option until such person shall have become the holder of record of such share, and such person shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which such person shall have become the holder of record thereof, except as otherwise provided in ARTICLE X.

                                  ARTICLE XIV

                               Employment Rights

                 No provision in the Plan or in any option granted hereunder shall confer on any optionee any right to continue in the employ of the Company, or to interfere in any way with the right of the Company to terminate the optionee's employment at any time.

                                   ARTICLE XV

                              Compliance with Law

                 The Company is relieved from any liability for the non-issuance or non-transfer or any delay in the issuance or transfer of any shares of Stock subject to options under the Plan which results from the inability of the Company to obtain, or from any delay in obtaining, from any regulatory body having jurisdiction or authority, any requisite approval to issue or transfer any such shares if counsel for the Company deems such approval necessary for lawful issuance or transfer thereof.

                 Each option granted under the Plan is subject to the requirement that if at any time the Board determines, in its discretion, that the listing, registration or qualification of shares of Stock issuable upon exercise of options is required by any securities exchange or under any state or Federal law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of options or the issuance of shares of Stock, no shares of Stock shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Board.

                                  ARTICLE XVI

                            Cancellation of Options

                 The Committee, in its discretion, may, with the consent of any optionee, cancel any outstanding option hereunder.

                                  ARTICLE XVII

                    Effective Date; Expiration Date of Plan

                 The Plan, as amended and restated, shall become effective upon adoption by the Company's Board of Directors and approval by the stockholders of the Company in a manner which complies with both Section 162(m)(4)(C)(ii) and Section 422(b)(1) of the Code and the Treasury Regulations thereunder. The expiration date of the Plan, after which no option may be granted hereunder, shall be the tenth anniversary of the earlier of (i) adoption of the Plan by the Board of Directors or (ii) the approval of the Plan by the stockholders of the Company pursuant to the previous sentence.

                                 ARTICLE XVIII

                      Amendment or Discontinuance of Plan

                 The Board may terminate, amend or modify the Plan in its sole discretion at any time or from time to time after the Effective Date. Notwithstanding the preceding provisions of this ARTICLE XVIII, no such action shall, without shareholder approval, increase the number of shares as to which options may be granted under the Plan.

                                  ARTICLE XIX

                                 Miscellaneous

                 (a) Options shall be evidenced by option agreements (which need not be identical) in such forms as the Committee may from time to time approve. Such agreements shall conform to the terms and conditions of the Plan and may provide that the grant of any option under the Plan and Stock acquired pursuant to the Plan shall also be subject to such other conditions (whether or not applicable to the option or Stock received by any other optionee) as the Committee determines appropriate, including without limitation, provisions to assist the optionee in financing the purchase of Stock through the exercise of options, provisions for the forfeiture of, or restrictions on, resale or other disposition of shares under the Plan, provisions giving the Company the right to repurchase shares acquired under the Plan in the event the participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements.

                 (b) The Company may, in its discretion,
require that an optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligations to withhold Federal, state, or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

                 (c) Each optionee shall file with the Committee a written designation of one or more persons as beneficiary, who shall be entitled to exercise options which are exercisable, if any, or to receive shares of Stock distributable, if any, under the Plan upon the optionee's death. An optionee may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the optionee's death, and in no event shall it be effective as of a date prior to such receipt.

                 (d) If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

                 (e) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                 (f) The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of law thereof.

                 (g) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Optionees shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

                 (h) Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and upon any other information furnished in connection with the Plan by any person or persons other than such member.

                 (i) Except as otherwise specifically provided in the relevant plan document, no payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit-sharing, group insurance or other benefit plan of the Company.

                 (j) The expenses of administering the Plan shall be borne by the Company.

                 (k) Masculine pronouns and other words of masculine gender shall refer to both men and women.

                                   *   *   *

                    FORM OF INCENTIVE STOCK OPTION AGREEMENT

         This Option Agreement (the "Agreement), is made as of this _____ day of __________, _____ (the "Date of Grant") between CN Biosciences, Inc., a Delaware corporation (the "Company"), and the person signing this Agreement adjacent to the caption "Participant" on the signature page hereof, which person is an employee (the "Participant") of the Company and/or one or more of its subsidiaries (the "Employer"). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the CN Biosciences, Inc. Amended and Restated 1992 Stock Option Plan (the "Plan").

         WHEREAS, pursuant to the Plan, the Company desires to afford the Participant the opportunity to purchase shares of the Company's Common Stock, par value $.01 per share (the "Stock");

         NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Grant of Options. The Company hereby grants to the Participant the right and option (the right to purchase any one share of Stock pursuant to the Plan being an "Option") to purchase an aggregate _____ shares of Stock, such shares being subject to adjustment as provided in ARTICLE X of the Plan, and on the terms and conditions herein set forth.

         2. Purchase Price. The purchase price of each share of Stock covered by the Options shall be equal to $_____ per share.

         3. Terms of Options. The term of the Options shall be for a period of _____ (_) years from the Date of Grant.

         4. Vesting of Options. Subject to the terms, conditions and limitations contained herein, ________ percent (__%) of the Options granted hereunder shall vest and become exercisable on the first anniversary of the Date of Grant, and an additional _________ percent (__%) of the Options granted hereunder shall vest on each of the next ____ anniversaries of such Date of Grant. Notwithstanding the above, one hundred percent (100%) of the Options granted hereunder shall vest and become exercisable upon a Change of Control of the Company. For this purpose, a "Change of Control" shall mean (a) an acquisition (other than directly from the Company) by an individual, entity or a group (excluding the Company, an employee benefit plan of the Company or E.M. Warburg, Pincus & Co., LLC or its affiliates) of 50% or more of the Company's Common Stock or voting securities; (b) a change in a majority of the Company's current Board of Directors (the "Incumbent Board") (excluding any persons approved by a vote of a least a majority of the Incumbent Board or persons elected with the concurrence of a majority of the Incumbent Board); or

(c) the consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale off all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the Company's stockholders receive 50% or more of the stock of the company resulting from the Business Combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no Person owns 50% or more of the stock of the resulting corporation, who did not own such stock immediately before the Business Combination.

         5. Termination of Employment. (a) In the event the Participant's employment with the Employer is terminated for reasons other than due to death, disability or cause (as defined in the Plan), the Options shall remain exercisable for a period of up to three months after cessation of employment, to the extent they were exercisable at the time of cessation of employment. In the event the Participant's employment with the Employer terminates by death or disability, the Options shall remain exercisable for a period of up to twelve months after cessation of employment, to the extent they were exercisable at the time of cessation of employment.

                 (b) If the Participant's employment with the Employer is terminated for cause, or, at the time of the Participant's voluntary termination, the Employer is entitled to terminate the Participant for cause (as defined in the Plan), all unexercised Options granted to the Participant shall lapse and be canceled.

         6. Transferability of Option and Stock. The Participant is not allowed to transfer the Options other than by will or the laws of descent and distribution, and the Options shall be exercisable during the Participant's lifetime, only by him.

         7. No Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to any shares of Stock covered by the Options until the date of issuance of a certificate for such Stock. No adjustment, other than as provided in ARTICLE X of the Plan, shall be made for dividend (ordinary or extraordinary, whether in cash, securities or other property) or distribution for which the record date is prior to the date such stock certificate is issued.

         8. Securities Law Compliance. No Stock will be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities law.

         9. Method of Exercising Option. Subject to the terms and conditions of this Agreement and the Plan, the Options may be exercised by written notice to the Company at its offices located in San Diego, California. Such notice shall state the election to exercise Options and the number of shares of Stock in respect of which they are being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either:

                 (a) be accompanied by payment of the full purchase price of such share of Stock, in which event the Company shall cause to be delivered a certificate or certificates representing such shares of Stock as soon as practicable after the notice shall be received;

                 (b)      fix a date, not less than five (5) nor more than ten
(10) business days from the date such notice shall be received by the Company, for the payment of the full purchase price of such shares of Stock against delivery of a certificate or certificates representing such shares of Stock.

                 Payment of such purchase price shall be made in United States dollars by either: (a) certified check or bank cashier's check payable to the order of the Company, or (b) upon the Committee's approval, any other method including, without limitation, the tendering of previously owned shares of Stock which have been held by the Participant for at least six months, or pursuant to procedures for cashless "broker-assisted" exercises established by the Committee. The certificate or certificates for the shares of Stock as to which the Options shall have been so exercised shall be registered in the name of the person or persons so exercising the Options; or if the Options shall be exercised by the Participant, and if the Participant shall so request in the notice exercising the Options, such shares shall be registered in the name of the Participant and other person, as joint tenant with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Options. All shares of Stock that shall be purchased upon the exercise of Options as provided herein shall be fully paid and non-assessable.

         10. Income Tax Withholding. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all Federal, State, local or other taxes required by law to be withheld with respect to an Option, including, but not limited to, deducting the amount of any such withholding taxes from the amount to be paid hereunder, whether in Stock or in cash, or from any other amount then or thereafter payable to the optionee, or requiring the Participant, his beneficiary or legal representative, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations.

         11. Incentive Stock Options. The Options granted hereunder are intended to be incentive stock options within the meaning of Section 422 of the Code.

         12. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

         13. Governing Law. This Agreement shall be construed and interpreted in accordance with the law of the State of Delaware.

         14. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

         15. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconstancy between discretionary terms and provisions of the Plan and the express provision of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.

         EXECUTED the day and year first written above.


COMPANY:                                CN BIOSCIENCES, INC.

                                        By: ______________________________
                                            Name:
                                            Title:
PARTICIPANT:
                                        By: ______________________________
                                            Name:
                                            Title:

                  FORM OF NONQUALIFIED STOCK OPTION AGREEMENT

         This Option Agreement (the "Agreement), is made as of this _____ day of __________, _____ (the "Date of Grant") between CN Biosciences, Inc., a Delaware corporation (the "Company"), and the person signing this Agreement adjacent to the caption "Participant" on the signature page hereof, which person is a director, officer, key employee or consultant (the "Participant") of the Company and/or one or more of its subsidiaries (the "Employer"). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the CN Biosciences, Inc. Amended and Restated 1992 Stock Option Plan (the "Plan").

         WHEREAS, pursuant to the Plan, the Company desires to afford the Participant the opportunity to purchase shares of the Company's Common Stock, par value $.01 per share (the "Stock");

         NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Grant of Options. The Company hereby grants to the Participant the right and option (the right to purchase any one share of Stock pursuant to the Plan being an "Option") to purchase an aggregate _____ shares of Stock, such shares being subject to adjustment as provided in ARTICLE X of the Plan, and on the terms and conditions herein set forth.

         2. Purchase Price. The purchase price of each share of Stock covered by the Options shall be equal to $_____ per share.

         3. Terms of Options. The term of the Options shall be for a period of _____ (_) years from the Date of Grant.

         4. Vesting of Options. Subject to the terms, conditions and limitations contained herein, ________ percent (__%) of the Options granted hereunder shall vest and become exercisable on the first anniversary of the Date of Grant, and an additional _________ percent (__%) of the Options granted hereunder shall vest on each of the next ____ anniversaries of such Date of Grant. Notwithstanding the above, one hundred percent (100%) of the Options granted hereunder shall vest and become exercisable upon a Change of Control of the Company. For this purpose, a "Change of Control" shall mean (a) an acquisition (other than directly from the Company) by an individual, entity or a group (excluding the Company, an employee benefit plan of the Company or E.M. Warburg, Pincus & Co., LLC or its affiliates) of 50% or more of the Company's Common Stock or voting securities; (b) a change in a majority of the Company's current Board of Directors (the "Incumbent Board") (excluding any persons approved by a vote of a least a majority of the Incumbent Board or persons elected with the concurrence of a majority of the Incumbent Board); or (c) the consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale off all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination in which all or substantially all of the Company's stockholders receive 50% or more of the stock of the company resulting from the Business Combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no Person owns 50% or more of the stock of the resulting corporation, who did not own such stock immediately before the Business Combination.

         5. Termination of Employment or Service. (a) In the event the Participant's employment or service with the Employer is terminated for reasons other than due to death, disability or cause (as defined in the Plan), the Options shall remain exercisable for a period of up to three months after cessation of employment or service, to the extent they were exercisable at the time of cessation of employment or service. In the event the Participant's employment or service with the Employer terminates by death or disability, the Options shall remain exercisable for a period of up to twelve months after cessation of employment or service, to the extent they were exercisable at the time of cessation of employment or service.

                 (b) If the Participant's employment or service with the Employer is terminated for cause, or, at the time of the Participant's voluntary termination, the Employer is entitled to terminate the Participant for cause (as defined in the Plan), all unexercised Options granted to the Participant shall lapse and be canceled.

         6. Transferability of Option and Stock. The Participant is not allowed to transfer the Options other than by will or the laws of descent and distribution, and the Options shall be exercisable during the Participant's lifetime, only by him.

         7. No Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to any shares of Stock covered by the Options until the date of issuance of a certificate for such Stock. No adjustment, other than as provided in ARTICLE X of the Plan, shall be made for dividend (ordinary or extraordinary, whether in cash, securities or other property) or distribution for which the record date is prior to the date such stock certificate is issued.

         8. Securities Law Compliance. No Stock will be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities law.

         9. Method of Exercising Option. Subject to the terms and conditions of this Agreement and the Plan, the Options may be exercised by written notice to the Company at its offices located in San Diego, California. Such notice shall state the election to exercise Options and the number of shares of Stock in respect of which they are being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either:

                 (a) be accompanied by payment of the full purchase price of such share of Stock, in which event the Company shall cause to be delivered a certificate or certificates representing such shares of Stock as soon as practicable after the notice shall be received;

                 (b)      fix a date, not less than five (5) nor more than ten
(10) business days from the date such notice shall be received by the Company, for the payment of the full purchase price of such shares of Stock against delivery of a certificate or certificates representing such shares of Stock.

                 Payment of such purchase price shall be made in United States dollars by either: (a) certified check or bank cashier's check payable to the order of the Company, or (b) upon the Committee's approval, any other method including, without limitation, the tendering of previously owned shares of Stock which have been held by the Participant for at least six months, or pursuant to procedures for cashless "broker-assisted" exercises established by the Committee. The certificate or certificates for the shares of Stock as to which the Options shall have been so exercised shall be registered in the name of the person or persons so exercising the Options; or if the Options shall be exercised by the Participant, and if the Participant shall so request in the notice exercising the Options, such shares shall be registered in the name of the Participant and other person, as joint tenant with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Options. All shares of Stock that shall be purchased upon the exercise of Options as provided herein shall be fully paid and non-assessable.

         10. Income Tax Withholding. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all Federal, State, local or other taxes required by law to be withheld with respect to an Option, including, but not limited to, deducting the amount of any such withholding taxes from the amount to be paid hereunder, whether in Stock or in cash, or from any other amount then or thereafter payable to the optionee, or requiring the Participant, his beneficiary or legal representative, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations.

         11. Nonqualified Stock Options. The Options granted hereunder are not intended to be incentive stock options within the meaning of Section 422 of the Code.

         12. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

         13. Governing Law. This Agreement shall be construed and interpreted in accordance with the law of the State of Delaware.

         14. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

         15. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconstancy between discretionary terms and provisions of the Plan and the express provision of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.

         EXECUTED the day and year first written above.



COMPANY:                                CN BIOSCIENCES, INC.

                                        By: ______________________________
                                            Name:
                                            Title:
PARTICIPANT:
                                        By: ______________________________
                                            Name:
                                            Title:

                                                            Appendix B
                                                            (EDGAR filing only)

                                [FORM OF PROXY]

                              CN BIOSCIENCES, INC.

                           10394 PACIFIC CENTER COURT

                          SAN DIEGO, CALIFORNIA 92121

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

         TO BE HELD AT THE OFFICES OF E.M. WARBURG, PINCUS & CO., LLC,

                    466 LEXINGTON AVENUE, NEW YORK, NEW YORK

                  AT 10:00 A.M., LOCAL TIME, ON APRIL 23, 1997

     The undersigned hereby appoints Stelios B. Papadopoulos and James G. Stewart, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of stock which the undersigned is entitled in any capacity to vote at the above-stated annual meeting, and at any and all adjournments or postponements thereof (the "Annual Meeting"), on the matters set forth on the reverse side of this Proxy Card, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.

     All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, such proxy will be voted FOR approval of Proposals 1, 2 and 3. All ABSTAIN votes will be counted in determining the existence of a quorum at the Annual Meeting, but will have the same effect as a vote AGAINST Proposals 2 and 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CN BIOSCIENCES, INC.

     Receipt of the Notice of Meeting and the Proxy Statement, dated March 31, 1997 (the " Proxy Statement"), is hereby acknowledged.

                  PLEASE SIGN AND DATE ON THE REVERSE SIDE AND

           MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          (CONTINUED ON REVERSE SIDE)

                         (CONTINUED FROM REVERSE SIDE)

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CN

                               BIOSCIENCES, INC.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK BOXES IN BLUE OR BLACK INK.

  1. Election of Directors

     FOR all nominees listed below:      [ ]
     WITHHELD all nominees lested below: [ ]

     Nominees: Joseph P. Landy, Richard A. Lerner, S. Joshua Lewis,
               Robert E. McGill, III and Stelios B. Papadopoulos


     FOR, except vote withheld from the following nominee(s):

     __________________________________________________________

  2. Proposal to approve an amendment to the Company's Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares from 835,000 to 1,085,000.

     FOR     [ ]
     AGAINST [ ]
     ABSTAIN [ ]

  3. Proposal to ratify the appointment of Ernst & Young LLP as the independent public auditors of the Company for the fiscal year ending December 31, 1997.

     FOR     [ ]
     AGAINST [ ]
     ABSTAIN [ ]

  4. In the discretion of the persons named as proxies with respect to any other matters that may properly come before the Annual Meeting.


       YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD

                     PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature(s):__________________________________________ Dated____________, 1997
(Joint owners should EACH sign. Please sign EXACTLY as your name(s) appears on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)